                                                                    EXHIBIT 25.1


--------------------------------------------------------------------------------
                                                           Registration No. 333-
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM T-1

                               -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              ---------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                               -------------------

                                  SUNTRUST BANK
               (Exact name of trustee as specified in its charter)

303 PEACHTREE STREET, N.E.
30TH FLOOR                                   30308             58-0466330
ATLANTA, GEORGIA                           (Zip Code)       (I.R.S. employer
(Address of principal executive offices)                  identification number)

                               -------------------

                                   MURIEL SHAW
                                  SUNTRUST BANK
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                  404-588-7067
            (Name, address and telephone number of agent for service)

                               -------------------
                             OXFORD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          GEORGIA
(State or other jurisdiction                             58-0831862
of incorporation or organization)             (IRS employer identification no.)

   222 PIEDMONT AVENUE, NE                                  30308
      ATLANTA, GEORGIA                                   (ZIP CODE)

                                -------------------
                          8-7/8% SENIOR NOTES DUE 2011
                       (Title of the indenture securities)


================================================================================

1.       General information.

         Furnish the following information as to the trustee--

                  Name and address of each examining or supervising authority to which it is subject.

                  DEPARTMENT OF BANKING AND FINANCE,
                  STATE OF GEORGIA
                  2990 BRANDYWINE ROAD, SUITE 200
                  ATLANTA, GEORGIA 30341-5565

                  FEDERAL RESERVE BANK OF ATLANTA
                  1000 PEACHTREE STREET, N.E.
                  ATLANTA, GEORGIA 30309-4470

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  550 17TH STREET, N.W.
                  WASHINGTON, D.C. 20429-9990

                  Whether it is authorized to exercise corporate trust powers.

                  YES.

2.       Affiliations with obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         NONE.

3-12. NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH AND INCLUDING 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEM 13(b) BELOW, THE OBLIGOR IS NOT IN DEFAULT WITH RESPECT TO ANY SECURITIES ISSUED PURSUANT TO ANY INDENTURE UNDER WHICH SUNTRUST BANK IS TRUSTEE.

13.      Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.


                  THERE IS NOT AND HAS NOT BEEN ANY DEFAULT UNDER THIS INDENTURE

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is a trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.


                  THERE HAS NOT BEEN ANY SUCH DEFAULT.

14-15. NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION B AND AS SET FORTH IN ITEM 13(b) ABOVE, THE OBLIGOR IS NOT IN DEFAULT WITH RESPECT TO ANY SECURITIES ISSUED PURSUANT TO ANY INDENTURE UNDER WHICH SUNTRUST BANK IS TRUSTEE.

16.      List of Exhibits.

         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Amendment and Restated Articles of Incorporation of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

         (2) A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

         (3) A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

         (4) A copy of the existing by-laws of the trustee (as amended and restated August 13, 2002) (Exhibit 4 to Form T-1, Registration No. 333-104621 filed by AMVESCAP PLC).

         (5)      Not applicable.

         (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2004.

         (8)      Not applicable.

         (9)      Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 20th day of August, 2004.



                                         SUNTRUST BANK



                                         By: /s/    Muriel Shaw
                                            ---------------------------
                                                    Muriel Shaw
                                                    Trust Officer

                              EXHIBIT 6 TO FORM T-1


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of 8-7/8% Senior Notes due 2011 of Oxford Industries, Inc., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                              SUNTRUST BANK

                                              By:  /s/    Muriel Shaw
                                                  -----------------------------
                                                        Muriel Shaw
                                                        Trust Officer

                              EXHIBIT 7 TO FORM T-1


                               REPORT OF CONDITION
                                   (ATTACHED)

SUNTRUST BANK                                                       FFIEC 031
----------------------------------------                                 RC-1
Legal Title of Bank                                                        12
ATLANTA
----------------------------------------
City
GA                         30302
----------------------------------------
State                    Zip Code


FDIC Certificate Number - 00867

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                       Dollar Amounts in Thousands RCFD          Bil|Mil| Thou
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and coin (1) .....................0081     3,585977     1.a
     b. Interest-bearing balances (2) ..............................................0071       21,777     1.b
2.   Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A) .................1754            0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)................1773   23,533,904     2.b
3.   Federal funds sold and securities purchased under agreements to resell:        RCON
     a. Federal funds sold in domestic offices .....................................B987      244,400     3.a
                                                                                    RCFD
     b. Securities purchased under agreements to resell (3) ........................B989    4,102,945     3.b
4.   Loans and lease financing receivables (from Schedule RC-C):
     a. Loans and leases held for sale .............................................5369    5,852,118     4.a
     b. Loans and leases, net of unearned income .............B528    79,202,848                          4.b
     c. LESS: Allowance for loan and lease losses ............3123       936,427                          4.c
     d. Loans and leases, net of unearned income and allowance
        (item 4.b minus 4.c)........................................................B529   78,266,421     4.d
5.   Trading assets (from Schedule RC-D) ...........................................3545    1,599,086     5
6.   Premises and fixed assets (including capitalized leases) ......................2145    1,380,720     6
7.   Other real estate owned (from Schedule RC-M) ..................................2150       26,208     7
8.    Investments in unconsolidated subsidiaries and associated companies
         (from Schedule RC-M).......................................................2130            0     8
9.   Customers' liability to this bank on acceptances outstanding ..................2155       48,102     9
10.  Intangible assets:
     a. Goodwill ...................................................................3163      885,190     10.a
     b. Other intangible assets (from Schedule RC-M)................................0426      620,763     10.b
11. Other assets (from Schedule RC-F)...............................................2160    4,130,457     11
12. Total assets (sum of items 1 through 11) .......................................2170  124,298,068     12


---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK                                                         FFIEC 031
----------------------------------------
Legal Title of Bank                                                      RC-2
                                                                          13

FDIC Certificate Number - 00867

SCHEDULE RC -- CONTINUED

                                                   Dollar Amounts in Thousands      RCFD     Bil | Mil | Thou
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E    RCON
        part I).....................................................................2200   76,375,267     13.a
     (1) Noninterest-bearing (1) .............................6631    11,546,610                          13.a.1
     (2) Interest-bearing ....................................6636    64,828,657                          13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs              RCFN
        (from Schedule RC-E, part II) ..............................................2200    4,852,124     13.b
     (1) Noninterest-bearing .................................6631             0                          13.b.1
     (2) Interest-bearing ....................................6636     4,852,124                          13.b.2
14.  Federal funds purchased and securities sold under agreements to repurchase:    RCON
     a. Federal funds purchased in domestic offices (2) ............................B993    3,767,561     14.a
                                                                                    RCFD
     b. Securities sold under agreements to repurchase (3) .........................B995   10,086,677     14.b
15.  Trading liabilities (from Schedule RC-D) ......................................3548    1,021,144     15
16.  Other borrowed money (includes mortgage indebtedness and obligations under
       capitalized leases) (from Schedule RC-M) ....................................3190   11,931,227     16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding ......................2920       48,102     18
19.  Subordinated notes and debentures(4) ..........................................3200    2,149,348     19
20.  Other liabilities (from Schedule RC-G) ........................................2930    2,903,310     20
21.  Total liabilities (sum of items 13 through 20) ................................2948  113,134,760     21
22.  Minority interest in consolidated subsidiaries ................................3000      967,642     22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus .................................3838            0     23
24.  Common stock ..................................................................3230       21,600     24
25.  Surplus (exclude all surplus related to preferred stock) ......................3839    3,245,229     25
26.  a. Retained earnings ..........................................................3632    5,893,604     26.a
     b. Accumulated other comprehensive income (5) .................................B530    1,035,233     26.b
27.  Other equity capital components (6) ...........................................A130            0     27
28.  Total equity capital (sum of items 23 through 27) .............................3210   10,195,666     28
29.  Total liabilities, minority interest, and equity capital (sum of items 21, 22,
     and 28)........................................................................3300   124,298,068    29

Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the      RCFD    NUMBER
     bank by independent external auditors as of any date during 2003...............6724             1     M. 1



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.